Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements of Sun Hydraulics Corporation on Form S-3ASR (File No. 333-222760) and Forms S-8 (File No. 333-30801, effective July 3, 1997, File No. 333-83269, effective July 20, 1999, File No. 333-62816, effective June 12, 2001, File No. 333-66008 effective July 27, 2001, File No. 333-119367, effective September 29, 2004, File No. 333-124174, effective April 19, 2005, File No. 333-158245, effective March 27, 2009, File No. 333-177448, effective October 21, 2011, and File No. 333-184840, effective November 9, 2012) of our report dated March 1, 2016, relating to the 2015 consolidated financial statements of Sun Hydraulics Corporation and subsidiaries (the “Company”), which report expresses an unqualified opinion on the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 30, 2017.

/s/ Mayer Hoffman McCann P.C.

February 27, 2018

Clearwater, Florida